AFFILIATE RECEIVABLES SALE AGREEMENT

                   Dated as of March 31, 1996

                             between

                 SMURFIT NEWSPRINT CORPORATION,
                          as the Seller

                               and

              JEFFERSON SMURFIT CORPORATION (U.S.),
                        as the Purchaser

                        TABLE OF CONTENTS

                                                             Page


ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . .1
     1.01.   Certain Definitions . . . . . . . . . . . . . . . .1
     1.02.   Accounting Terms. . . . . . . . . . . . . . . . . .3
     1.03.   Other Terms.. . . . . . . . . . . . . . . . . . . .3
     1.04.   Computation of Time Periods . . . . . . . . . . . .4

ARTICLE II  AMOUNTS AND TERMS OF THE PURCHASES . . . . . . . . .4
     2.01.   Agreement to Purchase . . . . . . . . . . . . . . .4
     2.02. Transactions on the Date Hereof; Seller's Representations; Payment for Purchases;
             Adjustments to Purchase Price . . . . . . . . . . .5
     2.03.   Calculation of Purchase Price . . . . . . . . . . .7
     2.04.   Payments and Computations, Etc. . . . . . . . . . .7
     2.05.   Transfer of Records to JSC. . . . . . . . . . . . .7

ARTICLE III  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .8
     3.01.   Representations and Warranties of the Seller. . . .8
     3.02.   Representations and Warranties of JSC . . . . . . 12

ARTICLE IV  GENERAL COVENANTS. . . . . . . . . . . . . . . . . 13
     4.01.   Affirmative Covenants of the Seller . . . . . . . 13
     4.02.   General Reporting Requirements
             of the Seller to JSC. . . . . . . . . . . . . . . 16
     4.03.   Negative Covenants of the Seller. . . . . . . . . 17

ARTICLE V  ADMINISTRATION AND COLLECTION . . . . . . . . . . . 18
     5.01.   Collection of Receivables.. . . . . . . . . . . . 18
     5.02.   Designation of Servicer . . . . . . . . . . . . . 19
     5.03.   Duties of the Servicer; Daily Reports
             and Settlement Statements; Servicer Fee . . . . . 19
     5.04.   Responsibilities of the Seller. . . . . . . . . . 19
     5.05.   Further Action Evidencing Purchases . . . . . . . 19
     5.06.   Application of Collections. . . . . . . . . . . . 20
     5.07.   Performance by JSC. . . . . . . . . . . . . . . . 20

ARTICLE VI  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 21
     6.01.   Amendments, Etc . . . . . . . . . . . . . . . . . 21
     6.02.   Notices, Etc. . . . . . . . . . . . . . . . . . . 21
     6.03.   No Waiver; Remedies.. . . . . . . . . . . . . . . 21
     6.04.   Binding Effect; Assignability . . . . . . . . . . 21
     6.05.   GOVERNING LAW; CONSENT TO JURISDICTION;
             WAIVER OF PERSONAL SERVICE AND VENUE;
             WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . 22
     6.06.   Costs, Expenses and Taxes . . . . . . . . . . . . 23
     6.07.   Confidentiality . . . . . . . . . . . . . . . . . 23
     6.08.   Execution in Counterparts; Severability . . . . . 24
     6.09.   Termination Date. . . . . . . . . . . . . . . . . 24
     6.10.   No Proceedings. . . . . . . . . . . . . . . . . . 24
     6.11.   Entire Agreement. . . . . . . . . . . . . . . . . 25
     6.12.   Survival of Agreement . . . . . . . . . . . . . . 25
                      ANNEXES AND EXHIBITS



Annex I        -    Defined Terms
Exhibit A      -    Form of Short-Term Note


                            SCHEDULES

Schedule 3.01(h)    -    Location of Records and Computer
                           Software
Schedule 3.01(i)    -    List of Lock-Box Banks
Schedule 3.01(j)    -    List of Other Corporate Names
Schedule 3.01(k)    -    Litigation and Related Matters
Schedule 3.01(l)    -    List of Computer Programs





     THIS AFFILIATE RECEIVABLES SALE AGREEMENT, dated as of March
31, 1996 (this "Agreement") between Smurfit Newsprint
Corporation, a Delaware corporation ("Seller"), and Jefferson
Smurfit Corporation (U.S.), as Purchaser ("JSC").


                      W I T N E S S E T H:

     WHEREAS, JSC and Jefferson Smurfit Finance Corporation ("Finco") are party to that certain Receivables Purchase and Sale Agreement dated as of February 23, 1995 by and between JSC, as Seller and initial Servicer and Finco (the "Receivables Sale Agreement");

     WHEREAS, pursuant to Section 2.06 of the Receivables Sale Agreement JSC may designate any Affiliate of JSC that is a resident of, and incorporated in, the United States as an "Indirect Seller" for purposes of the Receivables Sale Agreement from which JSC will from time to time purchase Receivables;

     WHEREAS, JSC has determined to designate Seller as an Indirect Seller pursuant to the Receivables Sale Agreement, on the terms, and subject to the conditions, more fully set forth below.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:

ARTICLE I  DEFINITIONS

     SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in Annex I to the Receivables Sale Agreement.

     "Dilution Adjustment" shall mean, on any date, amounts owed by the Seller to JSC pursuant to Section 2.02(e) on account of Dilution reported for such date with respect to the Receivables, which payments shall equal the amount of such Dilution.

     "Dilution Factors" shall mean any adjustments to the Outstanding Balances of the Receivables other than adjustments which arise as a result of Collections, Write-Offs or the taking of any Receivable Notes. Dilution Factors shall include any credits, rebates, sales or other similar taxes, volume discounts, cooperative advertising expenses, allowances, disputes, billing errors, charge backs, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances and discounts that are made or coordinated with JSC's or the Seller's usual practices (other than cash discounts), but shall not include adjustments made on account of the applicable Obligor's inability to pay the Outstanding Balance thereof. Dilution Factors shall also include any payments made by the Seller to an Obligor in connection with a volume discount, notwithstanding that there has been no adjustment to the Outstanding Balance of the Receivables in connection with such payment.

     "Effective Date" shall mean the day following the date on which Sections 2 through 8 of the First Omnibus Amendment dated as of March 31, 1996 to the Receivables Sale Agreement, become effective in accordance with section 9 thereof.

     "Indebtedness" shall have the meaning ascribed to such term in Annex I to the Receivables Sale Agreement, except that the term "Permitted Lien" as used in such instance shall have the meaning ascribed to such term in this Section 1.01.

     "Invoice" shall mean an invoice issued by the Seller to an Obligor pursuant to which such Obligor is obligated to pay for the sale of goods, merchandise and/or services rendered by the Seller.

     "Lock-Box Agreement" shall mean any lock-box agreement entered into from time to time among Seller, JSC, Finco, the Collateral Agent and a Lock-Box Bank.

     "Original Balance" shall mean, with respect to any Receivable, the face amount of such Receivable on the date it was purchased by JSC, which face amount shall be calculated net of any credits issued on the date of Purchase (or, in the case of Purchases on or before the Effective Date, accrued through the Effective Date).

     "Permitted Liens" shall have the meaning ascribed to such term in Annex I to the Receivables Sale, and shall also include
(i) Liens on the Short-Term Note (as defined herein) and the capital stock of Seller in favor of Persons who provide financing to JSC and/or the Seller and (ii) Liens in favor of Chemical Bank as Collateral Agent pursuant to the Credit Agreement dated as of May 14, 1994, as amended, restated, supplemented, modified or waived from time to time, among Jefferson Smurfit Corporation, the Purchaser, Container Corporation of America, the financial institutions party thereto as lenders and as managing agents, Chemical Bank and Bankers Trust Company as senior managing agents, Bankers Trust Company and the other lenders listed therein as fronting banks, Chemical Bank as swingline lender, and Chemical Bank as administrative agent and collateral agent.

     "Purchase" shall mean a purchase by JSC of Receivables and the Related Security from the Seller made pursuant to Article II.

     "Purchase Price" shall mean, with respect to any Purchase, the aggregate price to be paid by JSC to the Seller, which price shall be computed as set forth in Section 2.03.

     "Purchased Assets" shall mean, with respect to any Purchase,
(a) the Receivables sold to JSC by the Seller on the date thereof, (b) all Related Security relating to such Receivables and (c) all Collections with respect to, and other proceeds of, such Receivables and such Related Security (including all Receivable Notes received from time to time by the Seller in respect thereof).

     "Receivable" shall mean all indebtedness of an Obligor (whether constituting an account, chattel paper, or a general intangible) arising from the sale of goods, merchandise or the furnishing of services by the Seller, including all interest or finance charges and other obligations of such Obligor with respect thereto, but excluding in any event any such indebtedness which is not denominated in U.S. Dollars and all Excluded Receivables.

     "Receivables Sale Agreement" shall mean that certain
Receivables Purchase and Sale Agreement dated as of February 23,
1995 by and among JSC and Finco, as the same may be amended, restated or otherwise modified from time to time.

     "Short-Term Note" shall mean that certain Short-Term Note issued by JSC in favor of the Seller pursuant to Section 2.02(d).

     "Write-Off" shall mean all or a portion of a Receivable that, consistent with the applicable Credit and Collection Policy, has been or should be (i) specifically assigned to a category reserved for doubtful Receivables or otherwise recorded on the Seller's books as a Receivable the collectibility of which is doubtful or (without duplication) (ii) written off the Seller's books as uncollectible.


     SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.

     SECTION 1.03. Other Terms. Unless the context indicates otherwise: (a) otherwise undefined terms used in this Agreement have the meanings provided for by the UCC to the extent the same are used or defined therein; (b) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement; (c) all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement; (d) the word "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings; (e) any reference to a Person includes reference to that Person's successors and assigns; and (f) whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

     SECTION 1.04.  Computation of Time Periods.  In this
Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means
"from and including" and the words "to" and "until" each mean "to but excluding."

ARTICLE II  AMOUNTS AND TERMS OF THE PURCHASES

     SECTION 2.01. Agreement to Purchase. (a) On the terms and conditions hereinafter set forth, on each Business Day after the Effective Date until the occurrence of the Termination Date, JSC agrees (except as otherwise provided in Section 2.01(c)) to purchase from the Seller, and the Seller agrees to sell to JSC, all of the Seller's right, title and interest in and to all of its Receivables outstanding as of the Business Day before such date, which have not been previously purchased by JSC, together with all of the Related Security relating to such Receivables and all Collections with respect to and other proceeds of such Receivables and Related Security (including all Receivables Notes received in respect thereof). Until the Termination Date, each Purchase described in the preceding sentence shall occur, and title to the Purchased Assets included in such Purchase shall vest in JSC, at the opening of Seller's business on the date of such Purchase (or, in the case of the initial Purchase hereunder, concurrently with the payment of the Purchase Price therefor and the execution and delivery of the Short-Term Note described herein).

     (b) It is the intention of the parties hereto that each Purchase of Receivables to be made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, and not a loan secured by such accounts, and the Seller shall have no rights or obligations hereunder to repurchase or otherwise reacquire any of the Receivables. Except for Dilution Adjustments, each sale of Receivables by the Seller to JSC is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to JSC for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by JSC or any assignee thereof of any obligation of the Seller or any other Person arising in connection with the Receivables, the Related Security and the related Invoices (or contracts), or any other obligations of the Seller. It is the intention of the parties hereto that the Purchases of Receivables to be made hereunder shall constitute a sale of such Receivables rather than a loan to the Seller secured by such Receivables.

     The parties hereto intend that if, and to the extent that, any Purchase of Receivables made hereunder is not deemed to be a "sale of accounts", as such term is used in Article 9 of the UCC, the Seller shall be deemed hereunder to have granted, and such Seller does hereby grant, to JSC a security interest in and Lien on all of the Seller's right, title and interest in and to the Purchased Assets and the related Invoices (or contracts), and all substitutions for and any proceeds thereof, for the purposes of securing the rights of JSC under this Agreement, and that this Agreement shall constitute a security agreement (as defined in the UCC as in effect in the States of New York and Missouri).

     (c) Notwithstanding any other provision of this Article II, JSC shall not purchase from the Seller, nor shall the Seller sell to JSC, any Receivable on or after the earlier of (i) the commencement and continuation of the Liquidation Period and (ii) any other date Finco is not required to purchase from JSC (or receive by way of contribution), and JSC is not required to sell or contribute to Finco, any Receivable pursuant to Section 2.01(d) of the Receivables Sale Agreement.

     (d) Prior to making any Purchase hereunder, JSC may request from the Seller, and the Seller shall promptly deliver, such approvals, opinions, information, reports or documents as JSC or its assigns may reasonably request.

     SECTION 2.02. Transactions on the Date Hereof; Seller's Representations; Payment for Purchases; Adjustments to Purchase Price. (a) On the Effective Date, JSC shall execute and deliver to Seller a Short-Term Note substantially in the form of Exhibit A, marking on the grid attached to such Short-Term Note as its initial balance the portion (if any) of the Purchase Price for Receivables arising on the Business Day prior to the date hereof that is being paid with an advance represented by such Short-Term Note.

     If, on or after the date hereof, Seller elects to advance to JSC, and JSC agrees to borrow from Seller, additional loans, then Seller may make such additional loans under Seller's Short-Term Note, the terms of which shall govern the repayment of such loans. Seller may evidence the making of any such additional loan or loans by recording the date and amount thereof on the grid attached to Seller's Short-Term Note; provided that failure to make any such recordation on such grid or any error in such grid shall not adversely affect Seller's rights to recover the outstanding amount of such loan. It is expressly acknowledged and agreed that nothing in this Section 2.02(a) shall require Seller to advance, or require JSC to borrow, any such additional loans.

     (b) The Purchase Price for each Purchase of Receivables hereunder shall be paid on the date of purchase as provided in
Section 2.01 in cash (whether pursuant to an advance under the Short-Term Note or otherwise), except (i) as otherwise provided in Section 2.02(d), and (ii) that JSC may set off against the amount of any such payment amounts then owing to JSC as Dilution Adjustments as provided in Section 2.02(e) below and/or other uncontested amounts owing to JSC under this Agreement.

     (c) It shall be a condition precedent to JSC's obligation to make each Purchase hereunder from the Seller that (i) the representations and warranties of the Seller contained in Section
3.01 are correct in all material respects as to it and as to the Receivables purchased from it in such Purchase on and as of such day as though made on and as of such date (except for representations and warranties which relate to a specific date only), and (ii) no event has occurred and is continuing, or would result from such Purchase, which constitutes a Liquidation Event. The Seller shall be deemed to have certified to JSC the satisfaction of the foregoing conditions precedent with respect to each Purchase from it unless the Seller shall have given JSC actual notice that any such condition is not satisfied prior to the consummation of that Purchase; provided, however, that the Seller shall not be deemed to have certified the non-existence of a Liquidation Event of which it does not have knowledge, which Liquidation Event may have arisen solely on account of a condition existing with respect to, or actions or omissions of, JSC or the Servicer (if JSC is not the Servicer).

     (d) JSC may pay all or part of the applicable Purchase Price to be made hereunder by borrowing under its Short-Term Note in the form of Exhibit A and issued in favor of the Seller, and the Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a revolving loan in the amount so specified by JSC. Each such revolving loan shall be payable in accordance with the terms and provisions of the Short-Term Note and this Agreement. The Seller may evidence the making of each revolving loan by recording the date and amount thereof on the grid attached to its Short-Term Note; provided, that failure to make any such recordation on such grid or any error in such grid shall not adversely affect the Seller's rights to recover the outstanding unpaid principal amount of the revolving loans made under its Short-Term Note.

     (e) On each Business Day after the date hereof, the Seller shall (or shall cause the Servicer to) report the amount of Dilution which occurred with respect to such Seller's Receivables on the prior Business Day, and the Dilution Adjustment owing on account of such Dilution and adjustments shall be deducted from the applicable Purchase Price which would, but for this Section 2.02(e), otherwise be payable to such Seller on such date. If any such Dilution relates to goods which are returned to the Seller or repossessed by the Seller, then, concurrently with payment of such Dilution Adjustment (whether through offset or otherwise), JSC shall assign and transfer to the Seller, without any further action or consideration, all of JSC's right, title and interest in and to such returned or repossessed goods. If the Dilution Adjustment payable by the Seller on any date exceeds the applicable Purchase Price otherwise owing to the Seller, JSC shall apply such excess to reduce the principal amount outstanding under the applicable Short-Term Note and, in the event the principal amount outstanding under such Short-Term Note has been reduced to zero, as a credit against the Purchase Price otherwise payable for future purchases of Receivables from the Seller; provided, however, that if any such credit is not fully utilized within five Business Days, the Seller shall pay to JSC the remaining amount of any such credit on the next following Business Day in cash.

     SECTION 2.03. Calculation of Purchase Price. For purposes of this Agreement, Purchase Price shall mean with respect to each Purchase hereunder, the aggregate price to be paid by JSC to the Seller, which price shall be equal to the aggregate Original Balances of the Receivables included in such Purchase, subject to adjustment as set forth in Section 2.02 hereof.

     SECTION 2.04. Payments and Computations, Etc. All amounts to be paid by JSC to the Seller or by the Seller to JSC hereunder shall be paid in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds to (a) the Collection Account, in the case of amounts to be paid to JSC, and (b) such account as the Seller may from time to time specify in writing, in the case of amounts to be paid to the Seller. Payments received by the Seller or JSC after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Each party hereto shall, to the extent permitted by law, pay to the other party interest on all amounts not paid when due hereunder, from and after the Business Day following the Business Day when such amounts were due hereunder at 2% per annum above the Discount Rate in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 365 or, as applicable, 366 days for the actual number of days (including the first but excluding the last day) elapsed.

     SECTION 2.05. Transfer of Records to JSC. (a) Each Purchase hereunder shall include the transfer to JSC of all of the Seller's right and title to and interest in the Records relating to such Receivables, and the Seller hereby agrees that such transfer shall be effected automatically with each such Purchase, without any further documentation. In connection with such transfer, the Seller hereby grants to JSC an irrevocable, non-exclusive license to use, without royalty or payment of any kind to the Seller, all software used by the Seller to account for the Receivables, to the extent necessary to administer and/or recreate the Receivables, subject, however, in the case of any software that is owned by others and used by the Seller under license agreements with respect thereto, to any reasonable restrictions set forth therein relating to the use of such software by JSC. The license granted hereby shall be irrevocable and shall terminate on the Collection Date.

     (b) The Seller shall take such action requested by JSC, from time to time hereafter, that may be necessary or appropriate in the opinion of JSC on the part of the Seller, to ensure that JSC has an enforceable ownership interest in the Records relating to the Receivables purchased from the Seller hereunder.

     (c) The Seller shall use its best efforts to take such action requested by JSC, from time to time hereafter, that may be necessary or appropriate in the opinion of JSC on the part of the Seller to ensure that JSC has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used by the Seller to account for the Receivables and/or to recreate such Records, subject, however, in the case of any software that is owned by a Person other than the Seller and used by the Seller under license agreements with respect thereto, to any reasonable restrictions set forth in any consent obtained by the Seller from the licensor of such software relating to the use of such software by JSC.


ARTICLE III  REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.  Representations and Warranties of the Seller.
The Seller represents and warrants that as of the date hereof and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

     (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all governmental licenses, authorizations, consents and approvals required to carry on its business, and is in good standing in each jurisdiction in which its business is now conducted, except where the absence of such licenses, authorizations, consents, approvals or good standing could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Seller of this Agreement, and all other agreements, instruments and documents executed and delivered by the Seller hereunder and thereunder, and the transactions contemplated hereby and thereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any Purchased Asset, except as created in favor of JSC hereunder, nor result in or require the creation of any material Lien with respect to its other properties; (ii) violate, conflict with or result in a breach or default under the Seller's certificate of incorporation or by-laws; (iii) violate, conflict with or result in a breach or default under any law, rule or regulation applicable to the Seller or its property; (iv) violate, conflict with or result in a breach or default under any contractual restriction contained in any indenture, loan or credit agreement, mortgage, security agreement, note, bond, lease or other agreement or instrument binding on the Seller, or to which its property is subject, which violation, conflict, breach or default could reasonably be expected to have a Material Adverse Effect; or (v) violate, conflict with or result in a breach of or default under any order, writ, judgment, award, injunction or decree binding on the Seller or to which its property is subject. No transaction contemplated hereby requires compliance by the Seller with any bulk sales act or similar law. This Agreement has been duly executed and delivered on behalf of the Seller.

     (c) No authorization, consent, filing or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, governmental agency or official or other Person is required for the due execution, delivery and performance by the Seller of this Agreement, or any other agreement, document or instrument delivered hereunder or thereunder, except (i) for the filing of UCC Financing Statements to evidence JSC's ownership interests in the Receivables and other Purchased Assets purchased from the Seller hereunder and all proceeds thereof, which filings have been duly made and are, and on or prior to each Purchase will be, in full force and effect, and (ii) for consents which have been duly obtained.

     (d) This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (e) Immediately prior to JSC's Purchase of each Purchased Asset sold by the Seller hereunder, the Seller is or will be the lawful owner of, and have good title to, such Purchased Asset, free and clear of all Liens except Permitted Liens. Upon the Purchase of each Receivable sold by the Seller hereunder, JSC shall acquire all of the right and title to and interest of the Seller in such Receivable and all other Purchased Assets relating thereto, free and clear of any Liens (except Permitted Liens) and shall have a perfected ownership interest in such Receivables, subject only to Permitted Liens. The Purchases of the Purchased Assets by JSC constitute true and valid sales and transfers for consideration (and not merely a pledge of such Purchased Assets for security purposes), enforceable against creditors of the Seller, and no Purchased Assets shall constitute property of the Seller. No effective financing statement or other instrument similar in effect covering all or any part of such Purchased Assets naming the Seller as assignor or debtor shall at such time be on file in any filing or recording office, except as may be filed in favor of JSC, the Collateral Agent or their assigns pursuant to this Agreement.

     (f) The use of all funds received by the Seller under this Agreement will not violate Regulations G, T, U and X, as in effect from time to time.

     (g) No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to JSC hereunder is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which they were made, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to JSC or the foregoing parties, as the case may be, at such time) as of the date so furnished.

     (h) As of the date hereof, the principal place of business and chief executive office of the Seller is located at the address of the Seller referred to in Section 6.02 hereof and there were no other such locations during the four months preceding the date hereof. As of the date hereof, the locations of the offices where the Records and computer software are kept are listed on Schedule 3.01(h) (or, as of any date after the date hereof, at such other locations, notified to JSC, Finco and the Agents in accordance with Section 4.01(d), in jurisdictions where all action required by Section 5.05 has been taken and completed).

     (i) Each Obligor has been instructed to remit payments on the Receivables sold by Seller to JSC hereunder either to (1) one of the Lock-Box Accounts to be utilized by Finco or (2) via wire transfer, directly to the Collection Account. From and after the date hereof, the Seller will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of the Receivables. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts, are specified in Schedule 3.01(i).

     (j) During the six-year period prior to the Effective Date, the Seller has had no trade names, fictitious names, assumed names or any other names under which it has done or is doing business except as set forth in Schedule 3.01(j).

     (k) Except for the matters disclosed on Schedule 3.01(k), there are no actions, injunctions, writs, restraining orders, suits or proceedings pending, or to the knowledge of the Seller, threatened, against it or affecting it or its property in any court, or before any arbitrator of any kind, or before or by any governmental body, which (i) could be reasonably expected to adversely affect the validity, legality or enforceability of this Agreement, or (ii) could reasonably be expected to have a Material Adverse Effect.

     (l) All of the computer software used by the Seller to account for the Receivables as of the Effective Date is set forth in Schedule 3.01(l) hereto.

     (m) The Seller is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

     (n) None of the inventory, the sale of which has given or may hereafter give rise to a Receivable, is subject to any Lien (other than Permitted Liens and Liens that, under the terms of the related security agreement or a related intercreditor agreement, do not extend to any Purchased Assets).

     (o) As of the date hereof, the Seller is not in default, and no event has occurred or condition exists under any indenture or any loan, credit or other agreement with respect to Indebtedness, the effect of which is to cause, or to permit (or would, with the giving of notice or the lapse of time or both, permit) the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

     (p) As of the date hereof, the Seller maintains, and shall continue to maintain, such liability and casualty insurance as may be required by applicable law, as is necessary for the continued operation of its businesses and as is customarily maintained by companies engaged in similar businesses.

     (q) Seller has filed or caused to be filed all foreign, Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or in any assessments received by it, other than taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which Seller has set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a Material Adverse Effect.

     (r) The transactions contemplated by this Agreement are being consummated by the Seller in furtherance of the Seller's ordinary business, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. As of the date hereof, and as of each Purchase Date, the Seller shall have received reasonably equivalent value for the Receivables sold or otherwise conveyed to JSC under this Agreement.

     (s) The Seller is in compliance in all respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards with respect to it, its business and properties and all of the Purchased Assets owned by it, including all Receivables and related Invoices (and contracts) owned by it included therein, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (t) Any proceeds received by the Seller from the sale of Receivables shall be used solely for current expenditures of such Persons which qualify as current transactions, or arise out of current transactions, within the meaning of Section 3(a)(3) of the Securities Act.

     (u) All of Seller's (and its consolidated subsidiaries') pension or profit sharing plans have been fully funded on an accrued benefit basis as of December 31, 1994 in accordance with Seller's applicable obligations.

     (v) The Seller has treated the sale of Receivables pursuant hereto as a sale for Federal income tax, reporting and accounting purposes.

     SECTION 3.02. Representations and Warranties of JSC. JSC represents and warrants that as of the date hereof and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

     (a) JSC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. JSC has all governmental licenses, authorizations, consents and approvals required to carry on its business, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its business is now conducted except where the absence of such licenses, authorizations, consents, approvals or good standing could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution, delivery and performance by JSC of this Agreement, and all other agreements, instruments and documents delivered by JSC hereunder and thereunder, and the transactions contemplated hereby and thereby, are within JSC's corporate powers, and have been duly authorized by all necessary corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties, except as created in favor of the Collateral Agent for the benefit of the Agents, the Banks, the holders of the Commercial Paper and the holder of the Term Note; (ii) violate, conflict with or result in a breach or default under JSC's certificate of incorporation or by-laws; (iii) violate, conflict with or result in a breach or default under any law, rule or regulation applicable to JSC or its property; (iv) violate, conflict with or result in a breach or default under any contractual restriction contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, lease or other agreement or instrument binding on JSC or to which its property is subject, which violation, conflict, breach or default could reasonably be expected to have a Material Adverse Effect; or (v) violate, conflict with or result in a breach or default under any order, writ, judgment, award, injunction or decree binding on JSC or to which its property is subject. This Agreement has been duly executed and delivered on behalf of JSC.

     (c) No authorization or approval or other action by, and no notice to or filing with, any government authority or regulatory body or other Person is required for the due execution, delivery and performance by JSC of this Agreement, or any other agreement, document or instrument delivered hereunder or thereunder, except
(i) for the filing of UCC Financing Statements to evidence JSC's ownership interests in the Receivables purchased hereunder and all proceeds thereof and (ii) for consents which have been duly obtained.

     (d) This Agreement constitutes the legal, valid and binding obligation of JSC enforceable against JSC in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (e) Any proceeds from the sale of Commercial Paper in connection herewith shall be used solely for current expenditures of JSC or its Subsidiaries which qualify as current transactions, or arise out of current transactions, within the meaning of
Section 3(a)(3) of the Securities Act.


ARTICLE IV  GENERAL COVENANTS

     SECTION 4.01. Affirmative Covenants of the Seller. From the date hereof (or, if stated otherwise in any covenant contained in this Section 4.01, from the date stated therein) until the Collection Date, the Seller will, unless JSC (or, to the extent required under the Liquidity Agreement or the Receivables Sale Agreement, Finco or its assigns) shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply in all respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards with respect to it, its business and properties and all of the Purchased Assets sold by the Seller hereunder, including all Receivables and related Invoices included therein, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, good standing, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which its business is conducted, except where the failure to preserve and maintain such existence, good standing, rights, franchises, privileges and qualification could not reasonably be expected to have a Material Adverse Effect; provided, that nothing in this
Section 4.01(b) shall be deemed to prohibit the Seller from merging with or consolidating with or into, or from disposing of assets (other than Purchased Assets sold by the Seller hereunder) to and from, a Subsidiary of the Seller; provided, further, that any survivor of any such merger or consolidation (if not the Seller) must satisfy each of the following conditions precedent:
(i) such survivor shall have executed an agreement to assume the obligations of Seller hereunder, in form and substance reasonably satisfactory to JSC; (ii) except as otherwise contemplated in
Section 2.02(c), the representations and warranties made by the Seller as of the Effective Date shall be made by such survivor as of the effective date of such merger or consolidation, and shall be true and correct as to such Person in all respects as of such date; (iii) Finco, the Facility Agent and each Rating Agency shall have received, in form and substance satisfactory to each of them, an executed copy of such assumption agreement and such evidence of corporate existence and good standing, secretary's certificates, UCC lien search reports, UCC financing statements, legal opinions and similar documentation required of the Seller on or prior to the Effective Date (with sufficient copies of all such documentation provided to the Facility Agent for delivery to the other Banks) and such other documentation as may be reasonably required by Finco or the Facility Agent; and (iv) the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation.

     (c) Performance and Compliance with Receivables. At its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it with respect to the Receivables and related Invoices (and contracts) included in the Purchased Assets sold by the Seller hereunder, except where the failure to so perform and comply could not reasonably be expected to have a Material Adverse Effect.

     (d) Location of Records. Keep its principal place of business and chief executive office at the address of the Seller referred to in Section 6.02 hereof, and the offices where it keeps the Records, at the addresses referred to on Schedule 3.01(h) or, upon 30 days' prior written notice to Finco and the Facility Agent, at such other locations within the United States where all action required by Section 5.05 shall have been taken and completed.

     (e) Credit and Collection Policy. From the date hereof, comply in all material respects with the Credit and Collection Policy attached as Exhibit B to the Receivables Sale Agreement (as such Credit and Collection Policy may be amended in accordance with Section 4.03(c) of the Receivables Sale Agreement) applicable to the Receivables and the related Invoices (and contracts) included in the Purchased Assets sold by the Seller hereunder.

     (f) Collections. From the date hereof, instruct all Obligors to cause all Collections relating to Receivables sold by it to JSC hereunder to be deposited directly to a Lock-Box Account. If the Seller or any of its agents or representatives shall receive any Collections on or after the date hereof, such recipient will comply with the terms and provisions of Section
5.01 hereof.

     (g) Audits; Information. From the date hereof, furnish JSC and its permitted assigns from time to time such information with respect to the Receivables sold by it to JSC hereunder as JSC or its permitted assigns shall reasonably request from the Seller. At any time and from time to time during the Seller's normal business hours, with reasonable notice, the Seller shall permit JSC and its permitted assigns or their respective agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller relating to such Receivables or the other Purchased Assets sold by it to JSC hereunder, (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, (iii) to discuss matters relating to such Receivables or such other Purchased Assets, or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters and
(iv) to verify the validity, amount or any other matter relating to any such Receivable.

     (h) Delivery of Records. Upon the request of JSC, its agents, representatives or permitted assigns, deliver or cause to be delivered, copies of all Records, including computer tapes generated by or on behalf of the Seller or any of its Consolidated Affiliates, relating to the Purchased Assets sold by it to JSC hereunder (including all Receivables and Collections included therein).

     (i) Segregation of Collections. From the date hereof, use all reasonable efforts to minimize the deposit of any funds other than Collections into any of the Lock-Box Accounts and, to the extent that any such funds owed to the Seller are nevertheless deposited into any of such Lock-Box Accounts, promptly identify any such funds to JSC.

     (j) Books and Records. From the date hereof, maintain at all times complete books, records and accounts relating to the Purchased Assets sold by the Seller hereunder (including all Receivables and Collections thereof) in which timely entries are made in accordance with GAAP. From the date hereof, such books and records shall be marked to indicate the sales of all Receivables and Related Security by the Seller hereunder and shall include (i) all payments received and all credits and extensions granted with respect to such Receivables; (ii) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to a Receivable included in the Purchased Assets; and (iii) any other Dilution Factors.

     (k) Identification of Receivables. From the date hereof, establish and maintain procedures as are necessary for determining and for identifying, on any date, the aggregate
Outstanding Balances of all Receivables sold by it to JSC hereunder and the amount of any Dilution Adjustments.

     (l) Taxes. File or cause to be filed, and cause each of its Subsidiaries with whom it shares consolidated tax liability to file, all Federal, state, local and foreign tax returns which are required to be filed by it, except where the failure to file such returns and pay the tax required to be shown thereon could not reasonably be expected to have a Material Adverse Effect, and pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller or such Subsidiary shall have set aside adequate reserves on its books in accordance with GAAP.

     (m)  Ownership of Seller.  The Seller shall notify the
Agents and each Rating Agency of any change in ownership of its capital stock.

     SECTION 4.02. General Reporting Requirements of the Seller to JSC. From the date hereof until the Collection Date, the Seller shall, unless JSC (and its assigns) shall otherwise consent in writing, furnish to JSC (and to JSC's assigns or designees):

     (a) As soon as practicable and in no event later than two Business Days after a Responsible Officer of the Seller has actual knowledge of the occurrence of a Liquidation Event or an Unmatured Liquidation Event, a statement from such officer setting forth such Liquidation Event or Unmatured Liquidation Event and the action which the Seller proposes to take with respect thereto (copies of which shall be concurrently furnished to the Facility Agent and each Rating Agency); and

     (b) Promptly, from time to time, provide such other information, documents, records or reports respecting the Purchased Assets, including the Receivables, or the conditions or operations, financial or otherwise, of the Seller as JSC, or any of its respective agents, representatives or permitted assigns, may from time to time reasonably request, in order to protect the interests of JSC and its assigns under or as contemplated by this Agreement.

     SECTION 4.03. Negative Covenants of the Seller. From the date hereof (or, if stated otherwise in any subsection of this Section 4.03, from the date stated therein) until the Collection Date, the Seller will not, without the written consent of JSC and, to the extent required under the Liquidity Agreement, the written consent of its assigns:

     (a) Sales, Liens, Etc. Against Receivables. From the date hereof, except as otherwise provided herein, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens (except for Permitted Liens) upon or with respect to any of the Receivables sold, or other Purchased Assets sold or to be sold, by the Seller hereunder or with respect to any Lock-Box Account; or (ii) assign any right to receive income in respect of such Purchased Assets or Lock-Box Account. In the event that the Seller fails, after the date hereof, to keep any Purchased Assets sold by it to JSC hereunder free and clear of any Lien in favor of any Person claiming by or through the Seller (except as created in favor of JSC hereunder and except for Permitted Liens), JSC may (without limiting its other rights with respect to the Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release such Lien.

     (b) Extension or Amendment of Receivables. From the date hereof, amend or otherwise modify the terms of any of its Receivables included in the Purchased Assets without the prior consent of JSC.

     (c) Change in Credit and Collection Policy. Make any change in the Credit and Collection Policy which could reasonably be expected to impair the collectibility of the Receivables sold by it to JSC hereunder or to result in a material delay in the collection thereof or would otherwise adversely affect the interests of JSC and/or the Banks' interests under the Liquidity Agreement in any material respect (and provided that notice of any change in the Credit and Collection Policy shall be given to the Facility Agent and each Rating Agency concurrently with the effectiveness of that change).

     (d) Change in Payment Instructions to Obligors. From the date hereof: (i) make any change in its instructions to Obligors regarding Collections on Receivables sold by it to JSC hereunder, directing payments other than to a Lock-Box Account or, via wire transfer, directly to the Collection Account, or (ii) voluntarily add or terminate any bank as a Lock-Box Bank unless, with respect to the addition of a Lock-Box Bank, JSC and the Facility Agent shall have first received and approved (which approval shall not be unreasonably withheld) (x) copies of Lock-Box Agreements executed by each new Lock-Box Bank and the Seller and (y) copies of all agreements and documents signed by the Seller or the respective Lock-Box Bank with respect to any new Lock-Box Account.

     (e) Change in Corporate Name. Make any change to its corporate name or conduct any business under any trade names, fictitious names or assumed names other than those identified on
Schedule 3.01(j) unless (i) JSC, Finco, the Facility Agent and each Rating Agency shall have received twenty (20) Business Days prior written notice of such name change or use and (ii) at least ten (10) Business Days prior to the effective date of any such name change or use, the Seller shall have executed and delivered to JSC (and its assigns) such Financing Statements (Form UCC-1 and UCC-3) which JSC or its assigns may request to reflect such name change or use, together with such other documents and instruments that JSC or its assigns may request in connection therewith.

     (f) Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Purchased Assets by the Seller to JSC, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Purchased Assets sold by it to JSC.


ARTICLE V  ADMINISTRATION AND COLLECTION

     SECTION 5.01. Collection of Receivables. As of the date hereof, the Seller shall have transferred to JSC or its assigns the exclusive ownership and control of the Lock-Box Accounts used by it and all related lock-boxes. The Seller hereby agrees to take any further action necessary or that JSC (or its assigns) may reasonably request to effect or maintain the effectiveness of any such transfer. From and after the date hereof, the Seller shall not have any further right, title and/or interest in or control over any of the Lock-Box Accounts or related lock-boxes. If the Seller or its agents or representatives shall at any time receive any cash, checks or other instruments which constitute Collections, such recipient shall promptly segregate such payment and hold such payment in trust for and in a manner acceptable to Finco and its assigns and shall, promptly upon identification of any such payment (and in any event within two Business Days following such identification), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account or to the Collection Account.
JSC may notify any or all of the Obligors of the ownership of Purchased Assets by JSC and may direct any or all of the Obligors of Receivables included in the Purchased Assets to pay all amounts payable under any such Receivables directly to the Collection Account (i) at any time, with contemporaneous notice to the Seller, after the occurrence and during the continuance of a Liquidation Event or (ii) otherwise, at any time following five Business Days' advance notice to Seller. At JSC's request and at the Seller's expense, the Seller shall give notice of JSC's ownership of Purchased Assets purchased from Seller to each Obligor thereunder and direct that payments be made directly to the Collection Account and assemble all Records of the Seller, and make the same available to JSC at a place selected by JSC or its designee. The Seller hereby authorizes JSC, and gives JSC its irrevocable power of attorney, which authorization shall be coupled with an interest, to take any and all steps in the Seller's name and on behalf of the Seller, which steps are necessary or desirable, in the reasonable determination of JSC, to collect all amounts due under the Purchased Assets, including endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Invoices (it being understood that JSC or the Servicer on behalf of JSC, and not the Seller, shall be responsible for such expenses of enforcement).

     SECTION 5.02. Designation of Servicer. The servicing, administration and enforcement of collection of the Receivables shall be conducted by the Servicer so designated from time to time in accordance with Section 5.02 of the Receivables Sale Agreement. It is expressly understood that JSC may designate the Seller as the subservicer with respect to the Receivables of the Seller. It is expressly understood that neither JSC nor any subservicer shall have any rights to withdraw amounts in any Lock-Box Account.

     SECTION 5.03.  Duties of the Servicer; Daily Reports and
Settlement Statements; Servicer Fee. The Servicer shall have the duties set forth in the Receivables Sale Agreement.

     SECTION 5.04. Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

     (a) The Seller shall (i) perform all of its obligations under any contracts related to the Receivables sold by it to JSC hereunder to the same extent as if such Receivables had not been sold hereunder and the exercise by JSC of its rights hereunder shall not relieve the Seller from such obligations and (ii) pay, when due, any taxes relating to the origination and sale of such Receivables and the other Purchased Assets sold by it to JSC hereunder.

     (b) JSC and its permitted assigns shall have no obligation or liability with respect to any Receivable or related contract sold by the Seller to JSC, nor shall JSC or any such assignee be obligated to perform any of the obligations of the Seller thereunder, and the Seller agrees to indemnify and hold harmless JSC against and from any and all liabilities arising from or related to any such obligation or liability.

     SECTION 5.05.  Further Action Evidencing Purchases.
(a) The Seller agrees that, at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary to perfect, protect or more fully evidence JSC's ownership of the Purchased Assets sold by it to JSC hereunder, or to enable JSC or its permitted assigns to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Seller will (i) cause its computer files relating to the Receivables sold by it to JSC hereunder to indicate that, unless otherwise specifically identified on such list or print-out as a Receivable not so sold, all Receivables included in such list or print-out and Related Security have been sold to JSC and further sold to Finco in accordance with this Agreement and the Receivables Sale Agreement and (ii) promptly execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate to evidence or perfect JSC's ownership interest of all or any of the Purchased Assets now existing or hereafter arising or as JSC or any of its agents, representatives or permitted assigns may reasonably request for such purpose.

     (b) In the event that the Seller, within five (5) Business Days after notice from JSC, fails to deliver to JSC one or more financing or continuation statements, and amendments thereto and assignments thereof, that JSC or any of its agents, representatives or permitted assigns may reasonably determine to be necessary to evidence or perfect JSC's ownership of all or any of the Purchased Assets now existing or hereafter arising, then the Seller hereby authorizes JSC to file any such statements without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Assets or any part thereof, shall be sufficient as a financing statement.

     SECTION 5.06. Application of Collections. From and after the Effective Date, any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to the Seller or JSC shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable of such Obligor purchased hereunder (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable arising subsequent to the Termination Date which is not purchased hereunder or (ii) any other indebtedness of such Obligor to the Seller.

     SECTION 5.07. Performance by JSC. If the Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, JSC may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of JSC incurred in connection therewith shall be payable by the Seller upon JSC's written demand therefor (which demand shall itemize such expenses in reasonable detail).


ARTICLE VI  MISCELLANEOUS

     SECTION 6.01. Amendments, Etc. No amendment to any provision of this Agreement, nor any waiver of any provision thereof or consent to any departure by JSC or the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by JSC and the Seller. Any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6.02. Notices, Etc. Any notice shall be con-clusively deemed to have been received by a party hereto and, subject to Section 6.04, to be effective (i) if sent by regular mail, commercial delivery service or by personal delivery, on the day on which delivered to such party at its address set forth under its name on the signature pages hereof (or at such other address as such party shall specify to the other parties hereto in writing); (ii) if sent by telex, graphic scanning or other telecopy communications of the sending party, when delivered by such equipment to the number set forth under its name on the signature pages hereof and confirmed by electronic receipt or similar means or (iii) if sent by registered or certified mail, on the day on which delivered to such party (or delivery is refused), addressed to such party at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notwithstanding the foregoing, notices and communications pursuant to Article II will not be effective until received by the addressee.

     SECTION 6.03. No Waiver; Remedies. No waiver of any breach or default of or by JSC or the Seller under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No failure on the part of JSC on the one hand, or the Seller on the other hand, to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 6.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of JSC, the Seller and their respective successors and permitted assigns. Neither JSC nor the Seller may assign any of its rights and obligations hereunder or any interest herein (except for assignment by the Seller of its rights under the Short-Term Note and its rights hereunder to its lenders as collateral, and except any merger or other transaction permitted by Section 4.01(b)) without the prior written consent of Finco (which consent shall not be unreasonably withheld) and satisfaction of the Rating Agency Condition. Notwithstanding the generality of the foregoing, JSC may assign all its rights hereunder to Finco. The Seller and JSC acknowledge that Finco intends, pursuant to the Liquidity Agreement, to assign to the Collateral Agent, as further security, all of Finco's rights under this Agreement.
The Seller consents to such grant and such assignment; provided, that each of the Agents, the Banks and the Term Bank acknowledge and agree in writing to observe the confidentiality provisions of the Liquidity Agreement for the benefit of the Seller. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the provisions of Section 5.04(b),
Section 6.06 and Section 6.07 shall be continuing and shall survive any termination of this Agreement.

     SECTION 6.05. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF JSC IN THE PURCHASED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. JSC AND SELLER HEREBY AGREE TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK (AND ANY COURTS HEARING APPEALS FROM SUCH STATE OR FEDERAL COURT) OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON EITHER OF THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. JSC AND THE SELLER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER WITHIN THE STATE OF NEW YORK AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT IN SUCH STATE. NOTHING IN THIS SECTION 6.05 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF JSC OR THE SELLER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER AND JSC OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY FOR REALIZING ON THEIR RESPECTIVE INTEREST IN ANY PURCHASED ASSET. JSC AND THE SELLER HEREBY EXPRESSLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER OR IN CONNECTION HEREWITH, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

     SECTION 6.06. Costs, Expenses and Taxes. The Seller agrees to pay on demand all reasonable costs and expenses of JSC in connection with the sales of Receivables hereunder, the negotiation, preparation, execution and delivery of this Agreement and all amendments with respect to this Agreement, including the reasonable fees and expenses of counsel for JSC with respect thereto and with respect to advising JSC as to its rights and remedies under this Agreement, and all costs and expenses (including reasonable counsel fees and expenses) of JSC in connection with the enforcement as against the Seller of this Agreement. In addition, the Seller will pay any and all stamp and similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement, and hereby indemnifies and saves JSC harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 6.07. Confidentiality. Finco hereby acknowledges that the Records and other information which the Seller must assign and/or deliver to Finco hereunder and under the Receivable Purchase Agreement may contain information in which the Seller has a proprietary interest and which may not, at the time of assignment and/or delivery, be generally available to and known by the public (including information contained in the Information Memorandum). Finco hereby agrees to maintain as confidential all such information obtained from the Seller and not to disclose such information to any other Person, provided, however, that nothing in this Section 6.07 shall (a) restrict the Seller from disclosing such confidential information to any Person nor (b) prevent Finco from disclosing such information (i) to any Dealer, the Depositary and, to the extent required pursuant to any applicable securities laws, any holder or offeree of Commercial Paper, (ii) to any permitted assign of Finco, the Agents or any Bank (or their permitted participants and assignees and prospective participants and assignees), provided that each such party agrees in writing, for the benefit of the Seller, (x) to use such information and keep such information confidential in accordance with the same terms set forth herein or, in the case of the Agents, any Bank or any of their actual or potential participants or assigns, as set forth in Section 12.08 of the Liquidity Agreement as in effect on the date hereof, and (y) that it will not disclose such information to any of its Affiliates which is not a financial institution or a parent company of a financial institution, (iii) to its employees, agents, attorneys, auditors and accountants, (iv) subject to the further requirements set forth in this Section 6.07, upon the order of any court or administrative agency or upon the request or demand of any regulatory agency, authority or official having jurisdic-tion over Finco, (v) which has (other than through a breach of this Section 6.07) been obtained from any Person other than Finco, any Seller or any other party hereto, or (vi) as otherwise expressly contemplated by this Agreement or Section 12.08 of the Liquidity Agreement as in effect on the date hereof. Finco (a) will provide the Seller with prompt written notice of any subpoena or any request or requirement by any governmental authority (other than any such request or requirement in connection with an audit or other regulatory review of a financial institution) for disclosure of any confidential information so that the Seller may seek a protective order or other appropriate remedy prior to such disclosure and (b) shall consult with the Seller to a reasonable extent on the advisability of taking legally available steps to resist or narrow such request or requirement. In the event that such protective order or other remedy is not obtained, Finco will exercise all reasonable efforts (x) to limit the information disclosed to such information which it is legally required to disclose and (y) to obtain reliable assurance that confidential treatment will be accorded any such information so disclosed.

     SECTION 6.08. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 6.09. Termination Date. The agreement of the Seller to sell Receivables hereunder, and the agreement of JSC to purchase Receivables hereunder, shall in any event automatically terminate on the Termination Date. JSC shall have the right, by giving notice to Finco and to the Facility Agent as described in clause (ii) of the definition of Liquidation Period in Annex I hereto, to cause the Termination Date to occur on the date so designated in such notice. Notwithstanding any such termination described above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 6.04.

     SECTION 6.10. No Proceedings. JSC and the Seller hereby agree, on behalf of itself and of all holders of the Short-Term Note, that it will neither (i) institute against Finco any involuntary proceeding of the type referred to in the definition of "Insolvency Event" so long as this Agreement remains in full force and effect and for at least one year and one day following the latest to occur of: (a) the payment in full of all Liquidity Loans; (b) the payment in full of the Term Loan; or (c) the payment in full of the latest maturing Commercial Paper Note, nor
(ii) in its capacity (if any) as a shareholder of Finco, cause Finco to file any voluntary proceeding of the type referred to in the definition of "Insolvency Event" except as otherwise permitted under Finco's certificate of incorporation.

     SECTION 6.11. Entire Agreement. From and after the date hereof, this Agreement, including the annexes, exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

     SECTION 6.12. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the date hereof, and each Purchase thereafter and shall continue in full force and effect until the Collection Date; provided, however, that the provisions of Section 5.04(b), Section 6.06, Section
6.07 and Section 6.10 shall be continuing and shall survive any termination of this Agreement.


          [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         THE SELLER:

                         SMURFIT NEWSPRINT CORPORATION


                         By:       (Sgd.) Richard P. Marra
                         Name:     Richard P. Marra
                         Title:    Assisant Treasurer

                         Notice address:

                         Smurfit Newsprint Corporation
                         8182 Maryland Avenue
                         St. Louis, Missouri 63105
                         Attention: Charles A. Hinrichs
                         Facsimile: (314) 746-1281


                         THE PURCHASER:

                         JEFFERSON SMURFIT CORPORATION (U.S.)
                         (including in its capacity as Servicer)


                         By:       (Sgd.) Richard P. Marra
                         Name:     Richard P. Marra
                         Title:    Assistant Treasurer

                         Notice address:

                         Smurfit Newsprint Corporation
                         8182 Maryland Avenue
                         St. Louis, Missouri 63105
                         Attention: Richard P. Marra
                         Facsimile: (314) 746-1281

Acknowledged and consented to:

JEFFERSON SMURFIT FINANCE CORPORATION


By:       (Sgd.) Richard P. Marra
Name:     Richard P. Marra
Title:    Assistant Treasurer

Notice Address:

Jefferson Smurfit Finance Corporation
8182 Maryland Avenue
St. Louis, Missouri 63105
Attention: Charles A. Hinrichs
Facsimile: (314) 746-1281
                                                        EXHIBIT A

                    [FORM OF SHORT-TERM NOTE]

                         SHORT-TERM NOTE


                                                  _______________
                                                ___________, 1996


     FOR VALUE RECEIVED, the undersigned, JEFFERSON SMURFIT CORPORATION (U.S.), a Delaware corporation, ("JSC") hereby promises to pay to the order of Smurfit Newsprint Corporation, a Delaware corporation (together with its successors and assigns, the "Lender"), to the "Lender's Account" (as defined below) in lawful money of the United States of America and in immediately available funds, upon demand, the aggregate unpaid principal sum outstanding of all Short-Term Loans made from time to time by the Lender to JSC.

     This Short-Term Note is referred to in and was executed and delivered pursuant to that certain Affiliate Receivables Sale Agreement dated as of March 31, 1996 (as such agreement may be amended, restated or otherwise modified from time to time, the "ARPSA"). Reference to the ARPSA is hereby made for a statement of the terms and conditions under which the Short-Term Loans evidenced hereby have been and will be made. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) shall have the meanings assigned to such terms in the ARPSA.

     JSC further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the ARPSA, for each day from the date hereof until payment in full hereof at a rate equal to the Federal Funds Rate; provided, however, that if JSC shall default in the payment of any principal hereof, JSC promises to pay interest on any such unpaid amounts, from and after the Business Day immediately following the Business Day JSC receives notice thereof from the Lender to the date of actual payment, at two percent (2%) per annum in excess of the rate of interest otherwise payable hereunder (but in no case higher than the highest lawful rate). Interest shall be payable on each Settlement Date in arrears.

     JSC may at any time and from time to time prepay the outstanding indebtedness evidenced hereby, in whole or in part, without premium or penalty.

     The Lender is authorized and directed by JSC to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each Short-Term Loan made by it which is evidenced by this Short-Term Note and the amount of each payment of principal made by JSC, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided, that neither the failure of the Lender to make any such entry nor any error therein shall expand, limit or affect the obligations of JSC hereunder.

     All payments of principal and interest in respect of this Short-Term Note shall be made to the Lender in lawful money of the United States of America in same day funds to the Lender's account at such place as shall be designated from time to time in writing by the Lender for such purpose in accordance with the terms of the ARPSA (the "Lender's Account").

     This Short-Term Note shall not be amended or modified except in accordance with Section 6.01 of the ARPSA.

     This Short-Term Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of New York but otherwise without regard to conflicts of laws principles). Wherever possible each provision of this Short-Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Short-Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Short-Term Note.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                            JEFFERSON SMURFIT CORPORATION (U.S.)


                         By:_____________________________________
                            Name:________________________________
                            Title:_______________________________


                            SCHEDULE
                               to
                         SHORT-TERM NOTE


                 LOANS AND PAYMENTS OF PRINCIPAL


         Amount         Amount         Unpaid
           of             of          Principal    Notation
Date      Loan      Principal Paid     Balance     made by






























                        Schedule 3.01(h)

          Location of Records, Chief Executive Offices and Principal Place of Business


Chief Executive Office and Principal Place of Business:
8182 Maryland Avenue
St. Louis, Missouri 63105


Additional Location of Records and Computer Software:
401 Alton Street
Alton, Illinois 62002-2276
                        Schedule 3.01(i)

                     List of Lock-Box Banks


The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, MO 63101

Contact:  Ms. Susan Bentele, Vice President

St. Louis Lockbox:  18265
St. Louis Account #: 100101218706

Bank of America National Trust & Savings Bank
231 South LaSalle Street
Chicago, IL  60697

Contact:  Mr. Hector J. Cueller, Vice President

*Los Angeles Lockbox #:  53870
Los Angeles Account #: 12334-55131

Chicago Lockbox #: 91942
Chicago Account #: 72-32039

Nationsbank
233 South Wacker Drive
Suite 2800
Chicago, IL 60606

Contact: Michael O. Lincoln, Vice President

Charlotte Lockbox #: 651564
Dallas Lockbox #: 840865
Charlotte/Dallas Account #: 3750677531

*Addition of Smurfit Newsprint Corporation Lockbox

                        Schedule 3.01(j)

                  List of Other Corporate Names


                   Receivables Sale Agreement


Following are the names that Smurfit Newsprint Corporation has used during the six-years prior to the effective date of the Affiliate Receivables Sale Agreement:

          Smurfit Newsprint Corporation

                        Schedule 3.01(k)

                 Litigation and Related Matters


 (i)   None.
(ii)   As follows:

A.     Litigation

The Company is a defendant in a number of other lawsuits which have arisen in the normal course of business. While any litigation has an element of uncertainty, the management of the Company believes that the outcome of such suits will not have a material adverse effect on its financial condition or operations.

B.     Environmental Matters

Federal, state and local environmental requirements, particularly relating to air and water quality, are a significant factor in the Seller's business. The Seller employs processes in the manufacture of its products, resulting in various discharges and emissions that are subject to numerous federal, state and local environmental control statutes, regulations and ordinances. The Seller operates and expects to operate under permits and similar authorizations from various governmental authorities that regulate such discharges and emissions. Occasional violations of permit terms have occurred from time to time at the Seller's facilities, resulting in administrative actions, legal proceedings or consent decrees and similar arrangements.

On May 11, 1995, the United States Environmental Protection Agency ("EPA") executed a search warrant at the Sweet Home, Oregon manufacturing of the Seller, at which Cladwood, a wood composite panel manufactured from sawmill shavings, is produced. According to the search warrant, the U.S. Attorney's office for the District of Oregon and the EPA are investigating whether this facility violated the Clean Water Act or other federal laws in connection with its waste water discharges. The Seller has been advised that the government has presented, or intends to present, evidence to a grand jury in connection with the investigation. The Seller and certain of its employees could be charged, and the Seller could be assessed significant fines and penalties if an indictment and conviction follows as a result of the grand jury proceeding.



                        Schedule 3.01(l)

                    List of Computer Programs



       AR-302 Dun & Bradstreet Accounts Receivable System
        (formerly MSA Accounts Receivable System) IBM MVS